Exhibit 5.1

                 Opinion of Milbank, Tweed, Hadley & McCloy LLP


                                                    May 23, 2001


GlobalNet Financial.com, Inc.
7284 W. Palmetto Park Road, Suite 210
Boca Raton, Florida  33433

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "SEC") on or about May 18, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended of shares of your common stock, par value $0.001 per share (the "Shares"), to be offered and sold from time to time by the Selling Stockholders identified in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates and representations of officers of the Company.

         Based on the foregoing, it is our opinion that the Shares are (except that Shares issuable upon exercise of warrants or options when issued and delivered in accordance with the terms thereof will be) legally and validly issued, fully paid and non-assessable.


         The foregoing opinion is limited to matters involving the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder for the purposes of any part of the Registration Statement.

                                       Very truly yours,


                                       /s/ MILBANK, TWEED, HADLEY & McCLOY LLP